EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Renal Holdings Inc. (the “Registrant”) on Form 10-K for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Joseph A. Carlucci, Chief Executive Officer of the Registrant, does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Joseph A. Carlucci

Joseph A. Carlucci

Chief Executive Officer

March 15, 2012

/s/ Jon Wilcox

Jon Wilcox

Chief Financial Officer

March 15, 2012

A signed original of this written statement required by Section 906 has been provided to American Renal Holdings Inc. and will be retained by American Renal Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to Registrant the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of American Renal Holdings Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing